UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

eMagin Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Drive, Suite 201
Hopewell Junction, NY 12533

(Address of principal executive offices)

(845) 838-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EMAN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On May 17, 2023, eMagin Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Samsung Display Co., Ltd., a Korean corporation (“Parent” or “Samsung Display”), Emerald Intermediate, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Silk USA”), and Emerald Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Silk USA (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held by stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares (“Dissenting Shares”), but including warrants to purchase shares of Company Common Stock (each, a “Warrant”) that are designated shares of Company Common Stock) will be entitled to receive $2.08 in cash, without interest (the “Per Share Merger Price”) and (ii) holders of preferred stock, par value $0.001 per share, of the Company designated as “Series B Convertible Preferred Stock” (the “Company Series B Convertible Preferred Stock”) issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares), will be entitled to the right to receive cash, without interest, in an amount equal to (x) the total number of shares of Company Common Stock issuable upon conversion of the Company Series B Convertible Preferred Stock that are owned immediately prior to the Effective Time, multiplied by (y) the Per Share Merger Price, in each case other than such shares held by Parent or the Company, which shall be canceled without payment thereon.

Treatment of Equity Awards

Upon the terms and subject to the conditions set forth in the Merger Agreement, awards outstanding under the Company’s 2008 Incentive Stock Plan, 2011 Incentive Stock Plan, 2013 Incentive Stock Plan, 2017 Stock Option and Incentive Plan, 2019 Employee and Consultant Stock Option and Incentive Plan and 2019 Non-Employee Director Stock Option and Incentive Plan, each as amended (collectively, “Company Stock Plans”), as of the Effective Time will be treated as follows:

•	each unexercised stock option granted by the Company pursuant to the Company Stock Plans or otherwise (the “Company Stock Option”) that is outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, shall be, by virtue of the Merger and without any action on the part of the holder thereof, cancelled and converted into the right to receive solely the following:

o	with respect to each Company Stock Option that has a per share exercise price that is less than the Per Share Merger Price (each, an “In-the-Money Option”), an amount in cash equal to the product of (I) the excess, if any, of the Per Share Merger Price over the applicable exercise price per share of Company Common Stock subject to such cancelled In-the-Money Option multiplied by (II) the aggregate number of shares of Company Common Stock subject to such In-the-Money Option immediately prior to the Effective Time;

o	with respect to each Company Stock Option that has a per share exercise price that is equal to or greater than the Per Share Merger Price (the “Out-of-the-Money Option”), such Out-of-the-Money Option shall be cancelled without any consideration payable therefor; and

•	with respect to each then-outstanding restricted stock unit award (including any that vest in whole or in part based on performance conditions) (the “Company RSUs”) granted under any Company Stock Plan shall become fully earned and vested with respect to the maximum number of shares underlying each such Company RSU as set forth in the terms of the RSU Agreement and each grantee of each Company RSU that vests in accordance with the Merger Agreement shall be entitled to receive cash in an amount equal to (x) the total number of shares of Company Common Stock issuable in settlement of such Company RSU immediately prior to the Effective Time, multiplied by (y) the Per Share Merger Price.

All amounts payable pursuant to the above shall be subject to appropriate withholding for taxes. As of the Effective Time, the Company Stock Plans will terminate and all rights under any other plan, program or arrangement providing for the issuance or grant of any other interest with respect to the shares of the Company or any subsidiary of the Company will be cancelled.

Closing Conditions

The closing of the Merger (the “Closing”) is subject to certain customary conditions, including (i) required approvals by the Company’s stockholders, (ii) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) receipt of any other required governmental approvals or waivers thereof, including clearance from the Committee on Foreign Investment in the United States, and (iv) other customary conditions for a transaction of this type, such as the absence of any legal restraint prohibiting the consummation of the Merger, the bringing down of certain representations and warranties as of the Closing and the absence of any Company Material Adverse Effect (as defined in the Merger Agreement).

Certain Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for transactions of this type, including covenants relating to obtaining the requisite approvals of the stockholders of the Company and the Company’s conduct of its business between the date of signing the Merger Agreement and the Closing. The Merger Agreement also contains representations, warranties and covenants unique to the Company’s assets and commercial activities.

In connection with the Merger, the Company will prepare and file a proxy statement to seek the approval of the Company’s stockholders with respect to certain actions, including the adoption of the Merger Agreement and the approval of the Merger (the “Company Stockholder Approval”).

The Company has agreed to customary restrictions on its ability to solicit alternative takeover proposals from third parties and engage in discussions or negotiations with third parties regarding takeover proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to a bona fide, unsolicited takeover proposal that the Board of Directors of the Company (the “Board”) determines in good faith, after consultation with its outside legal advisor and financial advisor, that such takeover proposal constitutes, or would reasonably be expected to lead to, result in or constitute a Superior Proposal (as defined in the Merger Agreement), if failing to do so would be inconsistent with the Board’s fiduciary duties under applicable law.

The Merger Agreement contains certain customary termination rights for the Company and Parent, including (i) by mutual written consent of Parent and the Company, (ii) if the Merger has not occurred by the date that is twelve (12) months after the date of the Merger Agreement, as such date may be extended under the terms of the Merger Agreement (the “Outside Date”), (iii) if any judgment, law or order prohibiting the Merger has become final and non-appealable, (iv) at the Company’s stockholders’ meeting (including any adjournment or postponement thereof) where the Merger is voted upon, the Company Stockholder Approval shall not have been obtained and (v) for a breach of any representation, warranty or covenant made by the other party under the Merger Agreement (subject to certain procedures and materiality exceptions). The Merger Agreement also provides certain termination rights, including (A) by the Company, to enter into a definitive agreement with respect to a superior proposal under certain circumstances and in compliance with certain obligations under the Merger Agreement and (B) by Parent, if a Change in Company Board Recommendation (as defined in the Merger Agreement) has occurred. If the Merger Agreement is terminated under certain circumstances (including the termination by the Company in order to enter into a definitive agreement providing for a Superior Proposal), the Company would be required to pay Parent a termination fee of $9 million.

The foregoing description of the Merger Agreement and the Merger is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated by reference herein. The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Parent, Silk USA or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company or Parent and such investors should not rely on such representations, warranties or covenants as characterizations of the actual state of facts or conditions of the Company or Parent. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. Further, investors should read the Merger Agreement not in isolation, but only in conjunction with the other information that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission (the “SEC”).

Support Agreement

In connection with the execution of the Merger Agreement, Parent entered into a voting and support agreement (the “Support Agreement”) with certain stockholders, who collectively hold approximately 5,236 shares of Company Series B Convertible Preferred Stock, convertible into 17,326,274 shares of Company Common Stock, representing approximately 98% of the total voting power of the outstanding shares of Company Series B Convertible Preferred Stock and 21% of the total voting power of the outstanding shares of Company Common Stock. Subject to its terms, the Support Agreement provides that each of the stockholders party thereto will, among other things, vote the shares of Company Series B Convertible Preferred Stock beneficially owned by such stockholder in favor of the adoption of the Merger Agreement, against any Acquisition Proposal (as defined in the Merger Agreement) and, subject to certain exceptions, not transfer any shares of Company Series B Convertible Preferred Stock prior to the termination of the Support Agreement.

The foregoing description of the Support Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of the Support Agreement, which is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Loan and Security Agreement

Concurrently with the execution and delivery of the Merger Agreement, Parent and Silk USA entered into a Loan and Security Agreement with the Company, dated as of May 17, 2023 (the “Loan and Security Agreement”). Subject to the terms and conditions of the Loan and Security Agreement, Silk USA shall lend to the Company the following (the “Loan”): (i) on the effective date of the Loan and Security Agreement (the “Loan Agreement Effective Date”) (or as soon thereafter as certain conditions to such borrowings under the Loan and Security Agreement are satisfied), an amount not to exceed $5,000,000 (the “First Advance”), (ii) from the first business day after the two-month anniversary of the Loan Agreement Effective Date until the six-month anniversary of the date of the First Advance and thereafter, an amount not to exceed $5,000,000 (the “Second Advance”), and (iii) on any business day after the earlier of (x) the five-month anniversary of the date of the Second Advance and (y) the seventh-month anniversary of the Loan Agreement Effective Date, an amount not to exceed $3,000,000 (or such greater amount reasonably agreed by Silk USA and the Company after good faith discussions, taking into consideration the actual cash needs of the Company for the Proceeds Purpose (as defined in the Loan and Security Agreement) and Collateral (as defined in the Loan and Security Agreement) coverage, among other things, but which shall not in any event exceed $5,000,000). The Company shall pay to Silk USA in cash the entire outstanding principal amount of the Loan plus all accrued and unpaid interest and all other outstanding obligations on the date that is the earlier of (i) five years after the Merger Agreement is terminated pursuant to the terms thereof and (ii) five years after the Outside Date. Pursuant to the Loan and Security Agreement, the Company can voluntarily prepay the Loan.

The outstanding principal amount of the Loan and all interest not paid in cash when required to be paid in cash thereunder shall accrue interest at the rate per annum equal to the prime rate as published in the Wall Street Journal (or if not, available, such other source reasonably selected by Silk USA; provided, however, that in no event shall the prime rate be less than 0.0%) to be set on the first day of each semi-annual interest period. Interest shall be paid semi-annually on May 17 and November 17, with the first interest payment date being November 17, 2023. The Company shall have the option to either pay all accrued and unpaid interest either in cash or in kind by adding to the aggregate outstanding principal amount of the Loan on each semi-annual interest payment date an amount equal to the amount of interest accrued and unpaid as of such date. Immediately upon the occurrence and during the continuance of an event of default, the Company shall pay interest on overdue amounts at a rate per annum equal to 2.0% plus the rate that is otherwise applicable thereto.

Pursuant to the Loan and Security Agreement, the Company granted Silk USA, to secure the payment and performance in full of all of the obligations under the Loan and Security Agreement, a continuing security interest in certain collateral, including a second lien on all receivables, property and the proceeds thereof, credit insurance policies and other insurance relating to the collateral, books, records and other general intangibles, inventory and equipment, proceeds of the collateral and accounts, instruments, chattel paper, and documents (but excluding all rights in intellectual property). The Loan and Security Agreement contains customary representations and warranties, affirmative and negative covenants, events of default and termination provisions.

The foregoing description of the Loan and Security Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of the Loan and Security Agreement, which is attached as Exhibit 10.2 to this report and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Loan and Security Agreement” in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.03. Certificate of Amendment to Certificate of Designations.

Effective May 17, 2023, the Board approved and adopted the Certificate of Amendment to the Certificate of Designations of Series B Convertible Preferred Stock of the Company (the “Certificate of Amendment to the Certificate of Designations”), which was consented to by a majority of the holders of outstanding shares of Company Series B Convertible Preferred Stock. The Certificate of Amendment to the Certificate of Designations was filed with the Secretary of State of the State of Delaware on May 17, 2023. The Certificate of Amendment to the Certificate of Designations provides that holders of Company Series B Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) will be entitled to the right to receive cash, without interest, in an amount equal to (x) the total number of shares of Company Common Stock issuable upon conversion of the Company Series B Convertible Preferred Stock that are owned immediately prior to the Effective Time, multiplied by (y) the Per Share Merger Price, in each case other than such shares held by Parent or the Company, which shall be canceled without payment thereon, and that after the Effective Time, no shares of Series B Convertible Preferred Stock shall be outstanding and all shares of Series B Convertible Preferred Stock shall be automatically cancelled and cease to exist.

The foregoing summary of the Certificate of Amendment to the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment to Certificate of Designations, which is attached as Exhibit 3.1 to this report and incorporated by reference herein.

Item 8.01 Other Events.

On May 17, 2023, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement and related matters.

A copy of the joint press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and Samsung Display, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the proposed transaction in a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, and you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including with respect to the approval of the Company’s stockholders; (iii) potential delays in the consummation of the proposed transaction; (iv) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on the Company’s business and general economic conditions; (vii) the Company’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement to be filed with the SEC in connection with the proposed transaction (the “Proxy Statement”). Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

In connection with the proposed transaction between the Company and Samsung Display, the Company will file with the SEC a Proxy Statement, the definitive version of which will be sent or provided to Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at emagin.com/investors or by contacting the Company’s investor relations department at the following:

Investor Relations

investorrelations@emagin.com

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, will be contained in the Proxy Statement in connection with the proposed transaction. Company stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Company directors and executive officers in the proposed transaction, which may be different than those of Company stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1*	Agreement and Plan of Merger, by and among the Company, Samsung Display Co., Ltd., Emerald Intermediate, Inc. and Emerald Merger Sub, Inc., dated May 17, 2023.
3.1	Certificate of Amendment to the Certificate of Designations of Series B Convertible Preferred Stock.
10.1	Form of Support Agreement, by and among Samsung Display Co., Ltd., Emerald Intermediate, Inc. and Emerald Merger Sub, Inc., and certain stockholders of the Company.
10.2*	Loan and Security Agreement, by and among Samsung Display Co., Ltd., Emerald Intermediate, Inc. and the Company, dated May 17, 2023.
99.1	Joint Press Release, dated May 17, 2023.
104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*All schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAGIN CORPORATION

Date: May 17, 2023	By:	/s/ Mark A. Koch
Name: Mark A. Koch
Title: Chief Financial Officer